EXHIBIT 99.5

EXECUTION COPY

SCHEDULE

to the

1992 ISDA Master Agreement

(Multicurrency-Cross Border)

dated as of

February 21, 2007

between

CREDIT SUISSE INTERNATIONAL,

an unlimited company incorporated

under the laws of England and Wales

(“Party A”)

and

WORLD OMNI AUTO RECEIVABLES TRUST 2007-A,

a Delaware statutory trust

(“Party B”)

Reference is made to that certain Indenture dated as of February 21, 2007 (as amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”) between Party B as the Issuer thereunder and The Bank of New York as Indenture Trustee, and to that certain Sale and Servicing Agreement dated as of February 21, 2007 (as amended, modified or supplemented from time to time in accordance with its terms, the “Sale and Servicing Agreement”) among Party B, World Omni Auto Receivables LLC, as depositor, and World Omni Financial Corporation, as servicer. Capitalized terms used but not defined in this Agreement or this Schedule will have the meanings ascribed to them in Part I of Appendix A to the Sale and Servicing Agreement.

Part 1

Termination Provisions

In this Agreement:

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not Applicable

Section 5(a)(vi), Not Applicable

Section 5(a)(vii), Not Applicable

Section 5(b)(iv), Not Applicable

in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable

Section 5(a)(vi), Not Applicable

Section 5(a)(vii), Not Applicable

Section 5(b)(iv), Not Applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	Application of Events of Default. The provisions of Section 5(a) of this Agreement will apply to Party A and Party B as follows:

Section 5(a)	Party A	Party B

(i) “Failure to Pay or Deliver”	Applicable (except as provided below in Part 1(e)(i)).	Applicable.

(ii) “Breach of Agreement”	Applicable.	Not Applicable.

(iii) “Credit Support Default”	Applicable (except as provided below in Part 1(e)(i) and Part 1(n)(iv)).	Applicable (only to the extent described below in Part 1(d)(i)).

(iv) “Misrepresentation”	Applicable.	Not Applicable.

(v) “Default Under Specified Transaction”	Not Applicable.	Not Applicable.

(vi) “Cross Default”	Applicable.	Not Applicable.

(vii) “Bankruptcy”	Applicable.	Applicable (except as provided below in Part 1(d)(ii)).

(viii) “Merger Without Assumption”	Applicable.	Applicable.

(d)(i) Section 5(a)(iii)(1) will apply in respect of Party B’s obligations under Paragraph 3(b) of any credit support annex from time to time entered into between Party A and Party B in relation to this Agreement.

(ii) With respect to Party B only, the provisions of Section 5(a)(vii) clauses (2), (7) and (9) will not be applicable as an Event of Default; clause (4) will not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates; clause (6) will not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the Basic Documents or (ii) any appointment that Party B has not become subject to; clause (8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2),(4),(6), and (7) (except to the extent that such provisions are not disapplied with respect to Party B).

(e)(i) Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under any credit support annex from time to time entered into between Party A and Party B in relation to this Agreement shall not be an Event of Default unless (A) the Moody’s Second Rating Trigger Requirements (defined below) apply and at least 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply, (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, (C) (i) a

Ratings Event I has occurred and is continuing and at least 30 days have elapsed since the date a Ratings Event I occurred and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (D) (i) a Ratings Event II has occurred and is continuing and at least 10 Local Business Days have elapsed since the date a Ratings Event II occurred and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii) With respect to Section 5(a)(vi) (Cross Default):

“Specified Indebtedness” will have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of a party’s ordinary banking business.

“Threshold Amount” means, with respect to Party A, 3% of Shareholders’ Equity of the applicable Relevant Entity (as such term is defined below).

“Shareholders’ Equity” means with respect to an entity, at any time, (1) if the Relevant Entity is a national banking association, the Total Equity Capital of the Relevant Entity (as shown in the most recently file FFIEC Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks (“Call Report”) Schedule RC- Balance Sheet of such entity) or (2) for any other entity, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(f)	Application of Events of Termination Events. The provisions of Section 5(b) of this Agreement will apply to Party A and Party B as follows:

Section 5(b)	Party A	Party B

(i) “Illegality”	Applicable.	Applicable.

(ii) “Tax Event”	Applicable.	Applicable.

(iii) “Tax Event Upon Merger”	Applicable.	Applicable.

(iv) “Credit Event Upon Merger”	Not Applicable.	Not Applicable.

(g)	Section 5(b)(ii) will apply, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(h)	Notwithstanding Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(i)	Section 6(b)(ii) (Transfer to Avoid Termination Event) will apply, provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” shall be deleted.

(j)	The “Automatic Early Termination” provision of Section 6(a) will not apply to either Party A or to Party B.

(k)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination due only to an Event of Default in which Party A is the Defaulting Party or the sole Affected Party with respect to an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6(e) of this Agreement, the following amendment to this Agreement as set forth in paragraphs (i) to (viii) below shall apply:

(i)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B based on information provided by the Reference Market-Maker) equal to:

(a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

(b) If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B’s Loss (whether positive or negative and without reference to any Unpaid

Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii) For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, that notwithstanding the provisions of this Part 1(k)(iii), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

(iv) Party B undertakes its commercially reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day.

(v) Party B will be deemed to have discharged its obligations under (iv) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.

(vi) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its commercially reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vii) Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

(viii) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”

(l)	“Termination Currency” means United States Dollars.

(m)	Timing of Party B Termination Payment. If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(n)	Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:

(i) The acceleration of the Notes following the occurrence of an “Event of Default” under the Indenture occurs (provided such acceleration has not been rescinded pursuant to Section 5.02 thereof), and the sale or liquidation of the Collateral occurs under Article V of the Indenture. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party.

(ii) An amendment and/or supplement to the Indenture (or any other Basic Document) is made without the prior written consent of Party A (1) if such amendment and/or supplement would: (x) modify Party A’s status as a secured party with respect to the Collateral or (y) modify Party A’s priority with respect to the distribution of amounts provisions set forth in the Indenture and the Sale and Servicing Agreement, or (2) to the extent such consent is required pursuant to the Swap Counterparty Rights Agreement (such consent not to be unreasonably withheld or delayed), if such amendment and/or supplement would: (a) materially and adversely affect any of Party A’s rights or obligations under this Agreement; or (b) materially modify the obligations of, or materially impact the ability of, Party B to fully perform any of Party B’s obligations under this Agreement; provided, however, that it shall not be an Additional Termination Event where such amendment or modification involves the appointment of any successor trustee or servicer pursuant to the terms of the Basic Documents. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party.

(iii) Party B enters into any other swap transactions after the date of this Agreement which provide for payments upon termination that are senior to or pari passu with any payment due under any Confirmation.

(iv) Downgrade of Party A. The following shall constitute Additional Termination Events in which Party A is the sole Affected Party:

(A) S&P Downgrade.

(1) If a Ratings Event I (as defined below) shall occur and be continuing with respect to Party A, (A) then Party A shall, within 10 Local Business Days of such Ratings Event I give written notice to Party B of the occurrence of such Ratings Event I and (B) if Party A fails, within 30 days, to cause one of the following to occur: (i) post Eligible Collateral according to the terms of the 1994 ISDA Credit Support Annex to this Schedule, (ii) furnish an Eligible Guarantee (as defined below) of Party A’s obligations under this Agreement that is subject to the satisfaction of the Rating Agency Condition from a guarantor that has the S&P Required Ratings, or (iii) to obtain an Eligible Replacement; provided, however, that Party A’s obligations to post Eligible Collateral or to furnish an Eligible Guarantee or to obtain an Eligible Replacement shall remain in effect only for so long as a Ratings Event I is continuing with respect to Party A. For the purpose of this Part 1(n)(iv), a “Ratings Event I” shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be rated at least A and A-1 by Standard & Poor’s Ratings Service or any successor thereto (“S&P”), to the extent such obligations are rated by S&P, or if there is no short-term rating assigned by S&P with respect to Party A, the long-term senior unsecured deposit rating of Party A ceases to be rated at least A+.

(2) A “Ratings Event II” shall occur with respect to Party A if the long-term senior unsecured deposit rating of Party A ceases to be rated higher than BBB-.If Party A has not, within 10 Local Business Days of a Ratings Event II, obtained an Eligible Guarantee in respect of all Party A’s present and future obligations under this Agreement that is subject to the satisfaction of the Rating Agency Condition from a guarantor that has the S&P Required Ratings, or transferred all Party A’s rights and obligations under all Transactions to an Eligible Replacement, it shall constitute an Additional Termination Event in respect of which Party A is the sole Affected Party and all Transactions are Affected Transactions, but only if such Ratings Event II is continuing.

If, immediately prior to such Ratings Event II, Party A is required to deliver and maintain Eligible Collateral following a Ratings Event I, Party A shall continue to maintain Eligible Collateral under the 1994 ISDA Credit Support Annex to the Schedule.

If, immediately prior to such Ratings Event II, Party A is not required to deliver and maintain Eligible Collateral following a Ratings Event I, then Party A shall immediately post Eligible Collateral in accordance with the terms of the 1994 ISDA Credit Support Annex to the Schedule until Party A has provided an Eligible Guarantee in respect of all Party A’s present and future obligations under this Agreement or transferred its rights and obligations to an Eligible Replacement in accordance herewith.

The failure by Party A to post Eligible Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

(B) Moody’s First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex entered into between Party A and Party B in relation to this Agreement and none of the following is applicable: (x) the Moody’s Second Rating Trigger Requirements, or (y) fewer than 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements, or (z) Moody’s has ceased to rate the Notes.

(C) Moody’s Second Rating Trigger Replacement. (x) The Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (y) (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(k)(ii) below and/or (ii) at least one entity with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(v)	Additional Definitions.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means (so long as the applicable Rating Agency is rating the Notes) an entity (A)(i) with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings and (ii) with the S&P Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with (i) the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings and (ii) the S&P Required Ratings; provided that no entity shall be an Eligible Replacement unless (x) a legal opinion is given by a law firm confirming that none of such entity’s payments to Party B under this Agreement or its replacement (as applicable) will be subject to deduction or withholding for Tax or (B) in the event that any of such entity’s payments to Party B are subject to withholding for Tax, such Eligible Replacement is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee as Party A’s Credit Support Provider in respect of all of Party A’s present and future obligations under this Agreement.

“S&P Required Ratings” means the long-term and short-term senior unsecured deposit ratings of at least A and A-1 by S&P, to the extent such obligations are rated by S&P, and if there is no short-term rating assigned by S&P, the long-term senior unsecured deposit rating of at least A+.

(vi) Qualifications

An entity shall have the “Moody’s First Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is higher than “Prime-2” and its long-term, unsecured and unsubordinated debt obligations are rated higher than “A3” by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated higher than “A2” by Moody’s.

The “Moody’s Second Rating Trigger Requirements” shall apply so long as (x) no Relevant Entity has the Moody’s Second Trigger Required Ratings and (y) Moody’s continues to rate the Notes.

An entity shall have the “Moody’s Second Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.

So long as the Moody’s Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, procure either (x) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (y) a transfer in accordance with Part 5(k)(ii) below.

Part 2 Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

(i) The following representation applies to Party A: Party A is an unlimited company organized under the laws of England and Wales.

(ii) The following representation applies to Party B: Party B is a statutory trust created under and governed by the laws of Delaware and is a “United States person” as such term is defined in Section 7701(a)(30) of the Code.

Part 3

Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party Required to deliver Document	Form/ Document/Certificate		Date by which to Delivered
Party A.	An executed U.S. Internal Revenue Service Form W8-IMY	(or any successor thereto).	(i	) Before the first Payment Date under this Agreement, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such formpreviously provided to such party has become obsolete or incorrect.

Party B.	An executed U.S. Internal Revenue Service Form W- 9	(or any successor thereto).	(i	) Before the first Payment Date under this Agreement, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such formpreviously provided to such party has become obsolete or incorrect.

(b)	Other documents to be delivered are:

Party Required to deliver Document	Form/Document/ Certificate	Date by which to be Delivered	Covered by Section 3(d) Representation

Party A and Party B.	Incumbency certificate or other documents evidencing the authority of the party entering into this Agreement or any other document executed in connection with this Agreement.	Concurrently with the execution of this Agreement or of any other documents executed in connection with this Agreement.	Yes.

Party B.	An executed copy of the Indenture and/or any other Basic Document to be executed by Party B as contemplated thereby.	Within 30 days after the date of this Agreement.	Yes.

Party A and Party B.	Legal opinion from counsel concerning due authorization, enforceability and related matters, addressed to the other party and acceptable to such other party.	Concurrently with the execution of this Agreement.	No.

Part 4

Miscellaneous

(a)	Addresses for Notices: For the purpose of Section 12(a) of this Agreement:

(i)(1) Address for notices or communications to Party A:

Address: Credit Suisse International Attention: (1) Head of Credit Risk Management;

One Cabot Square (2) Global Head of OTC Operations—

London E14 4QJ Operations Department;

England (3) General Counsel Europe—

Legal and Compliance Department

Swift: Credit Suisse International CSFP GB2L

(2)	For the purpose of facsimile notices or communications under this Agreement to Party A:

Facsimile No.: 44 020 7888 2686

Attention: General Counsel Europe—Legal and Compliance Department

Telephone number for oral confirmation of receipt of facsimile in legible form: 44 020 7888 4465

Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary

With a copy to:

Facsimile No.: 44 020 7888 3715

Attention: Head of Credit Risk Management

With a copy to:

Facsimile No.: 44 020 7888 9503

Attention: Global Head of OTC Operations—Operations Department

(ii) Address for notices or communications to Party B:

World Omni Auto Receivables Trust 2007-A

c/o Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, Delaware 19805

Attention: Corporate Trust Office

with a copy to:

World Omni Auto Receivables LLC

190 Jim Moran Boulevard

Deerfield Beach, Florida 33442

Attention: Cheryl Scully

Facsimile No.: 954-596-7312

(For all purposes).

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A. All calculations by the Calculation Agent shall be made in good faith and through the exercise of the Calculation Agent’s commercially reasonable judgment. Upon the request of Party B, Party A shall provide Party B with such information as is reasonably necessary to enable Party B to confirm the accuracy of such calculations.

(f)	Credit Support Document. Details of any Credit Support Document:

Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a “Credit Support Document”:

Party A: the 1994 ISDA Credit Support Annex and paragraph 13 thereto dated as of the date hereof and attached hereto (the “Credit Support Annex”), and any Eligible Guarantee.

Party B: None Specified.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A, the guarantor under any Eligible Guarantee.

Credit Support Provider means in relation to Party B, Not Applicable.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word, “non-”; and (ii) deleting the final paragraph.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) shall apply to all Transactions.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

(k)	Single Agreement. Section 1(c) of this Agreement is amended by the addition of the words “, any credit support annex from time to time entered into between Party A and Party B with respect to this Master Agreement” after the words “Master Agreement.”

(l)	Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

Part 5

Other Provisions

(a)	Litigation Representation. Each instance of the words “or any of its Affiliates” shall be deleted from Section 3(c).

(b)	Financial Statements. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period:

“or, in the case of financial statements, a fair presentation of the financial condition of the relevant party.”

(c)	Additional Representations. For purposes of Section 3, the following shall be added, immediately following paragraph (f) thereto:

(g)	It is an “eligible contract participant” within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended.

(h)	It has entered into this Agreement (including each Transaction) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(i)	It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

In addition, each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into or amended, extended or otherwise modified) that:

Non-Reliance. (1) It is acting for its own account and has made its own independent decisions to enter into this Agreement and any Transaction hereunder and as to whether this Agreement and any Transaction hereunder is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary; (2) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement or any Transaction hereunder, it being understood that information and explanations related to the terms and conditions of this Agreement and any Transaction hereunder shall not be considered investment advice or a recommendation to enter into this Agreement or any Transaction hereunder; (3) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of any Transaction hereunder; and (4) it is capable of evaluation and understanding (on its own behalf or through independent professional advice), and understand and accepts, the terms, conditions and risks of that Transaction; and (5) it is capable of assuming, and assumes, the financial and other risks of that Transaction.

Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d)	Gross-Up; Liability. Section 2(d)(i)(4) will not apply to Party B as X, and Section 2(d)(ii) will not apply to Party B as Y. Party A agrees that Party B will not in any circumstance be required to pay additional amounts in respect of any Indemnifiable Tax pursuant to Section 2(d)(i)(4) of this Agreement.

(e)	No Set-off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement shall be made without set-off or counterclaim.

(f)	Recording of Conversations. Each party to this Agreement acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Agreement, whether by one or other or both of the parties or their agents, to the extent permitted by applicable law.

(G)	WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREUNDER.

(h)	ISDA Definitions. Except as otherwise defined in this Schedule or a Confirmation, this Agreement and each Swap Transaction are subject to the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the “2000 ISDA Definitions”), and will be governed in all relevant respects by the provisions set forth in the 2000 ISDA Definitions, without regard to any amendments to the 2000 ISDA Definitions subsequent to the date hereof. Any reference to a “Swap Transaction” in the 2000 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a Transaction in this Agreement or any Confirmation is deemed to be a reference to a Swap Transaction for purposes of the 2000 ISDA Definitions. The provisions of the 2000 ISDA Definitions are incorporated by reference in, and shall be deemed a part of, this Agreement and each Confirmation, as if set forth in full in this Agreement or that Confirmation. In the event of any inconsistency between the provisions of this Agreement and the 2000 ISDA Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement, such Confirmation will prevail for the purpose of the relevant Swap Transaction.

(i)	Other Definitions. Capitalized terms used within this Agreement or in the Confirmation of the Transaction but not defined herein or therein or in the 2000 ISDA Definitions shall have the meanings assigned to such terms in Part I of Appendix A to the Sale and Servicing Agreement. For the avoidance of doubt, reference herein to a particular “Section” of this Agreement are references to the corresponding Sections of the Master Agreement.

(j)	No Amendment Without Satisfaction of Rating Agency Condition. Section 9(b) of this Agreement is hereby amended by adding the following at the end of such Section: “, and unless the Rating Agency Condition is satisfied prior to the effectiveness of such amendment.”

(k)	Transfers.

(i)	Section 7 is hereby amended to read in its entirety as follows:

Except as stated under Section 6(b)(ii), provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies (to the extent that each Rating Agency is rating the Notes) of such transfer, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person that is an office, branch or Affiliate of

Party A (any such Person, office, branch or Affiliate, a “Transferee”) on at least five Business Days’ prior written notice to Party B; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no transfer shall be made unless the transferring party obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Notes will not be reduced or withdrawn, provided, however, that this provision shall not apply to any transfer that is made pursuant to the provisions of Part 1(n)(iv) of this Agreement.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from such obligations from and after the effective date of the transfer.

In addition, Party A may transfer this Agreement with prior written notice to Party B and S&P, to an Affiliate of Party A that (i) satisfies the Hedge Counterparty Rating Requirements (as hereinafter defined) or that has furnished a guarantee, subject to the S&P Ratings Condition (as hereinafter defined), of the obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Rating Requirements and (ii) as of the date of such transfer such Affiliate will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless such Affiliate will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; provided that satisfaction of the S&P Ratings Condition will be required unless such transfer is in connection with the assignment and assumption of this Agreement by such an Affiliate without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of such an Affiliate of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto). The term “Hedge Counterparty Rating Requirements” means (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated at least “A-1” by S&P or (ii) if the entity does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated at least “A+” by S&P. The term “S&P Ratings Condition” shall mean prior written confirmation from S&P that a proposed action will not cause the downgrade or withdrawal of the then current ratings of any outstanding Notes.

(ii)	If an Eligible Replacement has made a Firm Offer to be the transferee, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(iii)	Section 7 is hereby amended by adding the following provision: “provided, however, that Party A consents to the pledge and assignment by Party B of Party B’s rights and interests hereunder pursuant to the Indenture.”

(l)	Non-Petition. Party A hereby agrees that it will not, prior to the date which is one year and one day or, if longer, the applicable preference period, after all Notes (as such term is defined in the Indenture) issued by Party B pursuant to the Indenture have been paid in full, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein shall prevent Party A from participating in any such proceeding once commenced. This provision will survive the termination of this Agreement.

(m)	Intentionally Omitted

(n)	Limitation of Liability. Notwithstanding anything contained herein to the contrary, in executing this Agreement (including the Schedule, Credit Support Annex and each Confirmation) on behalf of Party B, Deutsche Bank Trust Company Delaware (the “Owner Trustee”) is acting solely in its capacity as owner trustee of Party B and not in its individual capacity, and in no event shall the Owner Trustee, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, for which recourse shall be had solely to the assets of Party B.

(o)	Party A’s Rights Solely Against Collateral. The liability of Party B to Party A hereunder is limited in recourse to the Collateral to the extent that the proceeds of the Collateral, when applied in accordance with the priority of payments set forth in Section 5.06 of the Sale and Servicing Agreement and the other applicable provisions of the Indenture and the Sale and Servicing Agreement, are insufficient to meet the obligations of Party B hereunder in full, Party B shall have no further liability in respect of any such outstanding obligations. It is understood that the foregoing provisions shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral in accordance with the Indenture (subject to the priority of payments set forth in the Indenture and the Sale and Servicing Agreement) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until the Collateral has been realized and the proceeds applied in accordance with the Indenture and the Sale and Servicing Agreement.

(p)	Delivery of Confirmations. Each Confirmation supplements, forms part of and will be read and construed as one with this Agreement.

(q)	Tax.

(i)	Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(ii) Section 2(d)(i)(4) of this Agreement shall be deleted in its entirety and replaced with the words “if such Tax is Indemnifiable Tax, pay to Y, in addition to the payment which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required”.

(r)	Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Party A’s rights and obligations with respect to this Agreement in accordance with Part 5(k)(ii) above) unless Moody’s has been given prior written notice of such amendment, designation or transfer.

(s)	Indenture. On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Indenture is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Indenture (or with any other person or entity) that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Indenture; that Party B’s obligations under this Agreement are secured under the Indenture; that this Agreement constitutes an Interest Rate Swap under the Indenture; that each Transaction entered into under this Agreement is an Interest Rate Swap under the Indenture; that Party A constitutes the Swap Counterparty under the Indenture; that nothing herein violates or conflicts with any of the provisions of the Indenture or any other documents executed in connection therewith.

(t)	Severability. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Agreement shall not in any way be affected or impaired. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable, the parties will negotiate in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions which will, as nearly as possible, give the originally intended legal and economic effect of the invalid, illegal or unenforceable provisions.

(u)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:-

“to another account in the same legal and tax jurisdiction as the original account”

(v)	Credit Support Default. Section 5(a)(iii)(1) of this Agreement is hereby deleted and replaced with the following:

“(1) The occurrence of an Event of Default under any Credit Support Document if such Event of Default is continuing after any applicable grace period has elapsed;”

(w)	Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(w) shall not constitute an Event of Default or a Termination Event.

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IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

CREDIT SUISSE INTERNATIONAL	WORLD OMNI AUTO RECEIVABLES TRUST 2007-A

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

By: /s/ Bik Kwan Chung _____________	By: /s/ J. Bruce Herd_____________

Name: Bik Kwan Chung	Name: J. Bruce Herd

Title: Authorized Signatory	Title: Vice President

Date: 2/21/07	Date: 2/21/07

By: /s/ Louis J. Impellizeri_____________	By: /s/ David Dwyer_____________

Name: Louis J. Impellizeri	Name: David Dwyer

Title: Authorized Signatory	Title: Vice President

Date: 2/21/07	Date: 2/21/07